Stock Building Supply Announces 2015 First Quarter Results

Raleigh, NC - April 28, 2015 - Stock Building Supply Holdings, Inc. (NASDAQ: STCK) (the “Company”), a large, diversified lumber and building materials distributor and solutions provider that sells primarily to new construction and remodeling contractors, today reported its financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights

•	Net sales of $297.6 million, up 6.3%, compared to $280.0 million in the prior year period

•	Gross profit of $71.3 million, up 9.3%, compared to $65.2 million in the prior year period

•
Net income of $1.9 million, or $0.07 per diluted share, including a $3.0 million benefit from a previously uncertain tax position, compared to a net loss of $3.3 million, or $(0.13) per diluted share in the prior year period

•	Adjusted EBITDA of $3.9 million, compared to $0.1 million in the prior year period

•
Adjusted loss from continuing operations of $0.3 million, or $(0.01) per diluted share, compared to an adjusted loss from continuing operations of $2.4 million, or $(0.09) per diluted share, in the prior year period

Commenting on the Company’s first quarter 2015 results, Jeff Rea, President and Chief Executive Officer, stated, “We continue to execute on our profitable growth strategy and delivered another quarter of solid operating result improvements. Net sales volume grew approximately 7.5% compared to first quarter 2014 and accelerated by over 300 basis points compared to the year over year volume growth achieved in the fourth quarter of 2014. Furthermore, gross profit dollars increased over 9%, compared to the prior year period, driven by growth in our value-added millwork and other interior and structural component product categories. Adjusted EBITDA improved nearly $4 million, compared to the prior year period, as we successfully leveraged our net sales and gross profit growth.”

Jim Major, Executive Vice President and Chief Financial Officer, stated, “Our first quarter results further illustrate the intense focus our operating teams have on expanding revenues, while improving productivity and profitability. We continued to leverage our LEAN business initiatives, as selling, general and administrative expenses as a percentage of net sales declined 40 basis points compared to the first quarter of 2014. The benefits of increasing our value-added product category sales as a percentage of total net sales helped drive our gross margin to 24.0%, which was 70 basis points higher than first quarter 2014. The combination of operating expense leverage and improved gross margins resulted in strong year over year pull-through of incremental net sales dollars to Adjusted EBITDA.”

First Quarter 2015 Financial Results Compared to Prior Year Period
Net sales for the first quarter of 2015 totaled $297.6 million, up $17.6 million, or 6.3%, compared to $280.0 million in the first quarter of 2014. The Company estimates net sales increased approximately 7.5% related to increased volume but was partially offset by reduced selling prices on commodity products.

Gross profit in the first quarter of 2015 was $71.3 million, up $6.1 million, or 9.3%, compared to $65.2 million in the first quarter of 2014, primarily as a result of increased sales volume. The gross margin percentage for the first quarter of 2015 increased to 24.0% compared to 23.3% in the first quarter of 2014, largely as a result of improved gross margins on sales of structural components and a higher percentage of total net sales being derived from non-commodity products.

Selling, general and administrative expenses during the first quarter of 2015 were $70.1 million, up $3.0 million, or 4.5%, from $67.1 million in the first quarter of 2014. The increase was primarily related to higher salary, wage and incentive compensation costs to serve higher sales volume, as well as health care cost inflation and increased non-cash compensation expenses.

Operating loss in the first quarter of 2015 was $1.6 million, compared to an operating loss of $4.4 million in the first quarter of 2014. Net income during the quarter totaled $1.9 million, or $0.07 per diluted share, compared to a net loss of $3.3 million, or $(0.13) per diluted share, in the first quarter of 2014. During the first quarter of 2015, the Company recognized a tax benefit of $3.0 million in relation to a previously recorded uncertain tax position regarding the deductibility of a termination fee paid to The Gores Group, LLC (“Gores”) in 2013 to terminate our management services agreement with Gores.

Adjusted loss from continuing operations for the first quarter of 2015 was $0.3 million, or $(0.01) per diluted share, compared to an adjusted loss from continuing operations of $2.4 million, or $(0.09) per diluted share, in the first quarter of 2014.

Adjusted EBITDA in the first quarter of 2015 totaled $3.9 million, up $3.8 million, compared to $0.1 million in the first quarter of 2014. A reconciliation of non-GAAP (Adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

Liquidity and Capital Resources
Total liquidity as of March 31, 2015 was approximately $104.5 million, which includes cash and cash equivalents of $8.4 million and $96.1 million of borrowing availability under our existing revolver.

Capital expenditures during the first quarter of 2015 totaled $3.9 million, primarily to fund purchases of vehicles and equipment to support increased sales volume and replace aged assets, and facility and technology investments to support our operations. In addition, the Company acquired approximately $2.2 million of assets, primarily vehicles, under capital lease arrangements.

In February 2015, the Company completed a sale-leaseback transaction under which it sold an operating facility, which had been purchased in December 2014, to an unrelated third party for net proceeds of $15.3 million and entered into a long-term operating lease.

Outlook
“2015 is off to a solid start and we see numerous opportunities for continued growth through further development of our operating initiatives that are focused on improving the customer experience,” stated Mr. Rea. “Based on the prevailing positive trends in the employment market and consumer confidence, as well as the aging of U.S. housing stock, we remain optimistic about continued growth in the residential construction markets in 2015 and beyond, and believe we are well positioned to execute in the current environment.”

Conference Call
The Company will host a conference call on Tuesday, April 28, 2015 at 10:00 a.m. (Eastern Time) and will simultaneously broadcast it live over the Internet. The conference call can be accessed by dialing 877-407-0784 (domestic) or 201-689-8560 (international). A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The passcode for the live call and the replay is 13607010. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on May 5, 2015. The live webcast and archived replay can be accessed on the Company’s investor relations website at ir.stocksupply.com. The online archive of the webcast will be available for approximately 90 days.

About Stock Building Supply
Stock Building Supply operates in 21 metropolitan areas in 14 states primarily in the South and West regions of the United States (as defined by the U.S. Census Bureau). Today, we serve our customers from 67 strategically located facilities. We offer a broad range of products, including lumber and lumber sheet goods, millwork, doors, flooring, windows, structural components, engineered wood products, trusses, wall panels and other exterior products. Our customer base includes production homebuilders, custom homebuilders and remodeling contractors.

Non-GAAP Financial Measures
This press release presents Adjusted EBITDA and Adjusted income from continuing operations, which are non-GAAP financial measures within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and regulations. For a reconciliation of Adjusted EBITDA and Adjusted income (loss) from continuing operations to the most comparable GAAP measure and a discussion of the reasons why the Company believes that these non-GAAP financial measures provide information that is useful to investors, see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.”

Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements in this presentation may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology, are based on currently available information and our current assumptions, expectations and projections regarding future events. You should not place reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and changes - many of which are difficult to predict, beyond our control or currently unknown to us. Additionally, our statements may be based on inaccurate assumptions that could cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, but are not limited to, the following: (i) the state of the homebuilding industry and repair and remodel activity; (ii) seasonality and cyclicality of the building products supply and services industry; (iii) competitive industry pressures and competitive pricing pressure from our customers; (iv) inflation or deflation of commodity prices; (v) litigation or claims relating to our products and services; (vi) our ability to maintain profitability; (vii) our ability to attract and retain key employees and (viii) product shortages and relationships with key suppliers. Further information regarding factors that could impact our financial and other results can be found in Item 1A, “Risk Factors,” of our Annual Report on Form 10-K, filed with the SEC on March 2, 2015, and our subsequent filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact
Stock Building Supply Holdings, Inc.
Mark Necaise
(919) 431-1021
or
Solebury Communications Group LLC
Richard Zubek
(919) 431-1133

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2015	2014
Net sales	$297,620	$279,983
Cost of goods sold	226,299	214,741
Gross profit	71,321	65,242
Selling, general and administrative expenses	70,132	67,127
Depreciation expense	2,075	1,468
Amortization expense	563	563
Impairment of assets held for sale	—	48
Public offering transaction-related costs	—	448
Restructuring expense	192	7
	72,962	69,661
Loss from operations	(1,641)	(4,419)
Other income (expense)
Interest expense	(711)	(631)
Other income, net	612	243
Loss from continuing operations before income taxes	(1,740)	(4,807)
Income tax benefit	(3,591)	(1,498)
Income (loss) from continuing operations	1,851	(3,309)
Income from discontinued operations, net of income tax expense of $5 and $14, respectively	8	21
Net income (loss)	$1,859	$(3,288)

Weighted average common shares outstanding
Basic	26,092,117	25,684,014
Diluted	26,268,186	25,684,014

Basic and diluted income (loss) per share
Income (loss) from continuing operations	$0.07	$(0.13)
Income from discontinued operations	—	—
Net income (loss) per share	$0.07	$(0.13)

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share and per share amounts)	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$8,376	$5,806
Restricted assets	427	1,076
Accounts receivable, net	121,122	114,448
Inventories, net	108,337	98,259
Costs in excess of billings on uncompleted contracts	8,747	7,981
Current income taxes receivable	—	4,863
Prepaid expenses and other current assets	11,311	11,718
Deferred income taxes	1,813	4,081
Total current assets	260,133	248,232
Property and equipment, net of accumulated depreciation	78,499	90,611
Intangible assets, net of accumulated amortization	21,973	22,536
Goodwill	7,186	7,186
Restricted assets	932	861
Other assets	1,342	1,792
Total assets	$370,065	$371,218
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$81,151	$72,029
Accrued expenses and other liabilities	33,960	32,957
Income taxes payable	448	—
Current portion of restructuring reserve	964	892
Current portion of capital lease obligation	2,005	1,706
Billings in excess of costs on uncompleted contracts	829	592
Total current liabilities	119,357	108,176
Revolving line of credit	78,529	90,114
Long-term portion of capital lease obligation	7,286	5,955
Deferred income taxes	13,656	18,880
Other long-term liabilities	7,837	7,222
Total liabilities	226,665	230,347
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 26,176,056 shares issued and outstanding at March 31, 2015 and December 31, 2014	262	262
Additional paid-in capital	148,010	147,340
Retained deficit	(4,872)	(6,731)
Total stockholders' equity	143,400	140,871
Total liabilities and stockholders' equity	$370,065	$371,218

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2015	2014
Cash flows from operating activities
Net income (loss)	$1,859	$(3,288)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation expense	3,153	2,474
Amortization of intangible assets	563	563
Amortization of debt issuance costs	113	126
Deferred income taxes	(2,956)	(1,593)
Non-cash stock compensation expense	670	485
Impairment of assets held for sale	—	96
Gain on sale of property, equipment and real estate	(208)	(1)
Bad debt expense	951	256
Change in assets and liabilities
Accounts receivable	(7,625)	(420)
Inventories, net	(10,078)	(13,565)
Accounts payable	9,429	24,544
Other assets and liabilities	6,727	(1,321)
Net cash provided by operating activities	2,598	8,356
Cash flows from investing activities
Purchases of property and equipment	(3,920)	(8,449)
Proceeds from sale-leaseback transactions, net	15,296	—
Proceeds from sale of property, equipment and real estate	200	380
Change in restricted assets	578	507
Net cash provided by (used in) investing activities	12,154	(7,562)
Cash flows from financing activities
Proceeds from revolving line of credit	314,229	307,095
Repayments of proceeds from revolving line of credit	(325,814)	(299,548)
Other financing activities	(597)	(1,736)
Net cash (used in) provided by financing activities	(12,182)	5,811
Net increase in cash and cash equivalents	2,570	6,605
Cash and cash equivalents
Beginning of period	5,806	1,138
End of period	$8,376	$7,743

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Sales by Product Category
(unaudited)

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$40,578	13.6%	$38,016	13.6%	6.7%
Millwork & other interior products	57,557	19.3%	52,594	18.8%	9.4%
Lumber & lumber sheet goods	101,197	34.0%	96,420	34.4%	5.0%
Windows & other exterior products	60,817	20.4%	57,537	20.6%	5.7%
Other building products & services	37,471	12.7%	35,416	12.6%	5.8%
Total net sales	$297,620	100.0%	$279,983	100.0%	6.3%

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

Adjusted EBITDA is defined as income (loss) from continuing operations plus interest expense, income tax expense, depreciation and amortization, impairment of assets held for sale, public offering transaction-related costs, restructuring expense, non-cash stock compensation expense, severance and other items related to store closures and other items. Adjusted income (loss) from continuing operations is defined as income (loss) from continuing operations plus impairment of assets held for sale, public offering transaction-related costs, restructuring expense, non-cash stock compensation expense, severance and other items related to store closures, other items and recognition of previously unrecognized tax benefits, and after tax effecting those items. Adjusted EBITDA and Adjusted income (loss) from continuing operations are intended as supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We believe that Adjusted EBITDA and Adjusted income (loss) from continuing operations provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. Our management uses Adjusted EBITDA to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is used in monthly financial reports prepared for management and our board of directors. We believe that the use of Adjusted EBITDA and Adjusted income (loss) from continuing operations provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, our calculation of Adjusted EBITDA and Adjusted income (loss) from continuing operations are not necessarily comparable to similarly titled measures reported by other companies. Our management does not consider Adjusted EBITDA or Adjusted income (loss) from continuing operations in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA and Adjusted income (loss) from continuing operations is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA and Adjusted income (loss) from continuing operations do not reflect changes in, or cash requirements for, our working capital needs; (ii) Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt; (iii) Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes; (iv) Adjusted EBITDA and Adjusted income (loss) from continuing operations do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA and Adjusted income (loss) from continuing operations do not reflect any cash requirements for such replacements and (vi) Adjusted EBITDA and Adjusted income (loss) from continuing operations do not consider the potentially dilutive impact of issuing non-cash stock-based compensation. In order to compensate for these limitations, management presents Adjusted EBITDA and Adjusted income (loss) from continuing operations in conjunction with GAAP results. You should review the reconciliations of income (loss) from continuing operations to Adjusted EBITDA and Adjusted income (loss) from continuing operations below, and should not rely on any single financial measure to evaluate our business.

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of income (loss) from continuing operations to adjusted EBITDA.

	Three Months Ended March 31,
(in thousands)	2015	2014
Income (loss) from continuing operations	$1,851	$(3,309)
Interest expense	711	631
Income tax benefit	(3,591)	(1,498)
Depreciation and amortization	3,716	3,036
Impairment of assets held for sale	—	48
Public offering transaction-related costs	—	448
Restructuring expense	192	7
Non-cash stock compensation expense	670	485
Severance and other items related to store closures (a)	69	185
Other items (b)	316	77
Adjusted EBITDA	$3,934	$110

The following is a reconciliation of income (loss) from continuing operations to adjusted loss from continuing operations.

	Three Months Ended March 31,
(in thousands)	2015	2014
Income (loss) from continuing operations	1,851	(3,309)
Impairment of assets held for sale	—	48
Public offering transaction-related costs	—	448
Restructuring expense	192	7
Non-cash stock compensation expense	670	485
Severance and other items related to store closures (a)	69	185
Other items (b)	316	77
Recognition of previously unrecognized tax benefits (c)	(3,008)	—
Tax effect of adjustments to continuing operations (d)	(417)	(311)
Adjusted loss from continuing operations	$(327)	$(2,370)

Weighted average common shares used in calculating adjusted loss from continuing operations per diluted share	26,092,117	25,684,014
Adjusted loss from continuing operations per diluted share	$(0.01)	$(0.09)

(a)	Represents severance expense and other items related to closed locations, consisting primarily of pre-tax losses incurred during closure and post-closure activities.
(b)	Represents the expense for advisory services provided by an affiliate of The Gores Group, LLC (“Gores”) and third party costs related to the evaluation of acquisition candidates.
(c)
Represents income tax benefit recognized during the three months ended March 31, 2015 in relation to a previously uncertain tax position related to the deductibility of a termination fee paid to Gores in 2013 to terminate our management services agreement with Gores.

(d)
The tax effect of adjustments to continuing operations was based on the respective transactions’ income tax rate, which was 33.5% and 33.3% for the three months ended March 31, 2015 and 2014, respectively. The tax effect of adjustments to continuing operations excludes approximately $3.0 million of income related to the recognition of previously unrecognized tax benefits for the three months ended March 31, 2015 and approximately $0.3 million of non-deductible public offering transaction-related costs for the three months ended March 31, 2014.